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                                                                      Exhibit 24
                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles N. Blitzer and Lori-jean Gille, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign an Annual Report on Form 10- K of MGI PHARMA, INC., and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                   Title                                Date
---------                   -----                                ----


Charles N. Blitzer          President, Chief Executive           March 9, 1999
                            Officer and Director (principal
                            executive officer)

William C. Brown            Vice President, Finance              March 19, 1999
                            (principal financial and
                            accounting officer)

Andrew J. Ferrara           Director                             March 9, 1999

Joseph S. Frelinghuysen     Director                             March 9, 1999

Michael E. Hanson           Director                             March 9, 1999

Hugh E. Miller              Director                             March 9, 1999

Timothy G. Rothwell         Director                             March 9, 1999

Lee J. Schroeder            Director                             March 9, 1999

Arthur Weaver, M.D.         Director                             March 9, 1999